As filed with the Securities and Exchange Commission on July 12, 2010.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Bryn Mawr Bank Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2434506
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue

Bryn Mawr, PA 19010-3396

(Address of principal executive offices) (Zip Code)

Bryn Mawr Bank Corporation

2010 Long-Term Incentive Plan

(Full title of Plan)

Geoffrey L. Halberstadt

Corporate Secretary

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, PA 19010-3396

(Name and address of agent for service)

(610) 525-1700

(Telephone number, including area code, of agent for service)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED[1]	PROPOSED MAXIMUM OFFERING PRICE PER UNIT[2]	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock Par value $1.00[3]	445,002	$17.31	$7,702,985	$549.23

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Registrant is increased by stock split, reclassification, stock dividend and the like without the need for any post-effective amendment.

(2)

Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h) under the Securities Act based on the average of the high and low sales prices of the Common Stock of the Registrant reported on the Nasdaq Global Market on July 9, 2010 which date is within 5 business days prior to the date of the filing of this Registration Statement.

(3)	Each share of Common Stock includes a Common Stock purchase right under the Registrant’s Rights Agreement.

PART I

INFORMATION REQUIRED ON THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information

The information specified in Item 1 will be sent or given to participants as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”) and is not required to be filed as part of this registration statement on Form S-8 (the “Registration Statement”).

Item 2.	Registrant Information and Employee Plan Annual Information

The information specified in Item 2 will be sent or given to participants as specified in Rule 428(b)(1) under the Securities Act and is not required to be filed as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference (excluding any portions of any such documents that are “furnished” but not “filed” for the purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a) The Registrant’s annual report on Form 10-K for the year ended December 31, 2009 filed with the Commission on March 15, 2010;

(b) The Registrant’s quarterly report on Form 10-Q for the calendar quarter ended March 31, 2010 filed with the Commission on May 10, 2010.

(c) The Registrant’s current reports on Form 8-K filed with the Commission on each of January 28, 2010, January 29, 2010, February 3, 2010, April 29, 2010, April 30, 2010, May 4, 2010, May 10, 2010, May 14, 2010, May 18, 2010, and July 1, 2010.

(d) The description of the Registrant’s common stock contained in the Form 8-A registration statement filed with the Commission on December 18, 1986 pursuant to Section 12 of the Exchange Act, including any amendments or report filed with the Commission for the purpose of updating such description.

(e) The description of the Registrant’s Rights Agreement contained in the Form 8-A12G Registration Statement filed with the Commission on November 25, 2003, as amended by Amendment No. 1 on Form 8-A12G/A filed on June 2, 2004, including any amendment or report filed with the Commission for the purpose of updating this description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any portions of any such documents that are “furnished” but not “filed” for the purposes of the Exchange Act, as amended), prior to the filing of a post-effective amendment, indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be incorporated by reference in this Registration Statement and are to be part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not Applicable

Item 5.	Interests of Named Experts and Counsel

Not Applicable

Item 6.	Indemnification of Officers and Directors

Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444) (“PBCL”), the Registrant has the power to indemnify its directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in, or not opposed to, the best interests of the Registrant and, with respect to a criminal proceeding, that the director or officer had no reasonable cause to believe his or her conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the Registrant if the person entitled to indemnification shall have been adjudged to be liable to the Registrant unless and to the extent that the person is adjudged to be fairly and reasonably entitled to indemnity. The Registrant is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Pursuant to Section 1745 of the PBCL, the Registrant has the power to pay expenses (including attorneys’ fees) incurred by a director or officer in a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant.

Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Registrant’s amended and restated articles of incorporation (“Articles”) and its amended and restated bylaws (“Bylaws”) provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The Registrant’s Bylaws also eliminate, to the full extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director, except in any case such elimination is not permitted by law.

The Registrant maintains liability insurance covering certain liabilities that may be incurred by the Registrant’s directors and officers in connection with the performance of their duties.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant under the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed

Not Applicable

Item 8.	Exhibits

Exhibit Number	Document Description

2.1	Agreement and Plan of Merger, dated as of November 3, 2009, by and between the Registrant and First Keystone Financial, Inc. incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K filed with the Commission on November 4, 2009

3.1	Amended and Restated Articles of Incorporation, effective November 21, 2007, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Commission on November 21, 2007

3.2	Amended and Restated Bylaws, effective November 20, 2007, incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed with the Commission on November 21, 2007

4.1	Bryn Mawr Bank Corporation 2010 Long-Term Incentive Plan incorporated by reference to Exhibit 10.24 to the Registrant’s 2010 Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2010 filed with the Commission on May 10, 2010

4.2	Rights Agreement between the Registrant and Mellon Investor Services, LLC dated November 13, 2003 which includes the form of a rights certificate as Exhibit A and a shareholder rights plan summary as Exhibit B incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form 8-A12G filed with the Commission on November 25, 2003

4.4	The Subordinated Note Purchase Agreement dated July 30, 2008, incorporated by reference to Exhibit 4.4 to the Registrant’s Form 10-Q for the quarter ended September 30, 2008 filed with Commission on November 10, 2008

4.5	The Subordinated Note Purchase Agreement dated August 28, 2008, incorporated by reference to Exhibit 4.5 of the Registrant’s Form 10-Q for the quarter ended September 30, 2008 filed with the Commission on November 10, 2008

4.6	The Subordinated Note Purchase Agreement dated April 20, 2009, incorporated by reference to Exhibit 4.6 of the Registrant’s Form 10-Q for the quarter ended June 30, 2009 filed with the Commission on August 7, 2009

5.1	Opinion and Consent of McElroy, Deutsch, Mulvaney & Carpenter, LLP

23.1	Consent of KPMG LLP

23.2	Consent of McElroy, Deutsch, Mulvaney & Carpenter, LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page of the Registration Statement)

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrant is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issues.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in Bryn Mawr, Pennsylvania, on the 12 day of July, 2010.

BRYN MAWR BANK CORPORATION

Date: July 12, 2010	By:	/S/ J. DUNCAN SMITH
J. Duncan Smith
(Principal Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Duncan Smith and Geoffrey L. Halberstadt, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or this substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ FREDERICK C. PETERS II Frederick C. Peters II	President, Chief Executive Officer and Director	July 12, 2010

/S/ J. DUNCAN SMITH J. Duncan Smith	Executive Vice President/Treasurer (Principal Accounting Officer)	July 12, 2010

Signature	Title	Date

/S/ THOMAS L. BENNETT Thomas L. Bennett	Director	July 9, 2010

/S/ ANDREW F. GILBERT Andrea F. Gilbert	Director	July 8, 2010

/S/ WENDELL F. HOLLAND Wendell F. Holland	Director	July 9, 2010

/S/ SCOTT M. JENKINS Scott M. Jenkins	Director	July 9, 2010

/S/ DAVID E. LEES David E. Lees	Director	July 8, 2010

/S/ FRANCIS J. LETO Francis J. Leto	Director	July 9, 2010

/S/ BRITTON H. MURDOCH Britton H. Murdoch	Director	July 9, 2010

/S/ FREDERICK C. PETERS II Frederick C. Peters II	Director	July 12, 2010

/S/ B. LOYALL TAYLOR, JR. B. Loyall Taylor, Jr.	Director	July 9, 2010

/S/ DONALD S. GUTHRIE Donald S. Guthrie	Director	July 12, 2010

INDEX TO EXHIBITS

Exhibit No. Statement	Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 3, 2009, by and between the Registrant and First Keystone Financial, Inc. incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K filed with the Commission on November 4, 2009

Exhibit 3.1	Amended and Restated Articles of Incorporation, effective November 21, 2007, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Commission on November 21, 2007

Exhibit 3.2	Amended and Restated Bylaws, effective November 20, 2007, incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed with the Commission on November 21, 2007

Exhibit 4.1	Bryn Mawr Bank Corporation 2010 Long-Term Incentive Plan incorporated by reference to Exhibit 10.24 to the Registrant’s 2010 Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2010 filed with the Commission on May 10, 2010

Exhibit 4.2	Rights Agreement between the Registrant and Mellon Investor Services, LLC dated November 13, 2003 which includes the form of a rights certificate as Exhibit A and a shareholder rights plan summary as Exhibit B incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form 8-A12G filed with the Commission on November 25, 2003

Exhibit 4.4	The Subordinated Note Purchase Agreement dated July 30, 2008, incorporated by reference to Exhibit 4.4 to the Registrant’s Form 10-Q for the quarter ended September 30, 2008 filed with Commission on November 10, 2008

Exhibit 4.5	The Subordinated Note Purchase Agreement dated August 28, 2008, incorporated by reference to Exhibit 4.5 of the Registrant’s Form 10-Q for the quarter ended September 30, 2008 filed with the Commission on November 10, 2008

Exhibit 4.6	The Subordinated Note Purchase Agreement dated April 20, 2009, incorporated by reference to Exhibit 4.6 of the Registrant’s Form 10-Q for the quarter ended June 30, 2009 filed with the Commission on August 7, 2009

Exhibit 5.1	Opinion and Consent of McElroy, Deutsch, Mulvaney & Carpenter, LLP

Exhibit 23.1	Consent of KPMG LLP

Exhibit 23.2	Consent of McElroy, Deutsch, Mulvaney & Carpenter, LLP (included as part of Exhibit 5.1)

Exhibit 24.1	Power of Attorney (included on signature page of the Registration Statement)